BY-LAWS

                                       OF

                                 XFONE USA, INC.

                                   ARTICLE I.

                  NAME, REGISTERED OFFICE AND REGISTERED AGENT

      Section 1. Name. The name of this Corporation is XFone USA, Inc.

      Section 2. Registered Office and Registered Agent. The address of the initial registered office of this Corporation is 633 North State Street, Jackson, Mississippi 39202. The name of the initial registered agent of this Corporation at that address is Gina M. Jacobs.

      The registered office of this Corporation is required by the Mississippi Business Corporation Act to be maintained in the State of Mississippi and may be, but need not be, identical with the principal office in the State of Mississippi. The registered agent and the address of the registered office may be changed from time to time by the Board of Directors. The Corporation may have such other offices, either within or without the State of Mississippi, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II.

                              SEAL AND FISCAL YEAR

      Section 1. Seal. The seal of this Corporation when authorized by the Board of Directors shall have inscribed on it the name of this Corporation and the words "Corporate Seal - Mississippi". The President, Secretary or other officer designated by the Board of Directors shall have the authority to affix the corporate seal to any document requiring such seal, and to attest the same.

      Section 2. Fiscal Year. The corporate year shall begin January 1 and end December 31 of each year.

                                  ARTICLE III.

                             SHAREHOLDERS' MEETINGS

      Section 1. Place of Meeting. Meetings of the shareholders shall be held at the registered office of the Corporation or at any other place (within or without the State of Mississippi) the Board of Directors or shareholders may from time to time select.

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      Section 2. Annual Meeting. The annual meeting for the purpose of electing
Directors and the transaction of such other business as may come before the meeting shall be held on such date and at such time as the Board of Directors shall each year fix, which date shall be no later than 13 months subsequent to the last annual meeting of Stockholders. The date fixed for the annual meeting shall not be a legal holiday in the State of Mississippi. The annual meeting of Stockholders may be held conjointly with any meeting of the Board of Directors. If an annual meeting has not been called and held within six months after the end of the Corporation's fiscal year or fifteen months after its last annual meeting, shareholders holding one-third (1/3) or more of the shares outstanding and entitled to vote shall be entitled to call a meeting.

      Section 3. Special Meeting. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by ten (10) or more shareholders owning, in the aggregate, not less than 25% of the stock of the Corporation.

      Every special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, no less than ten (10) days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Corporation, a notice stating the date, time, place and purpose of the meeting.

      Section 4. Notice of Meeting. A written or printed notice of each shareholders' meeting, stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes of the meeting, shall be given by the Chairman of the Board, President or Secretary of the Corporation or by the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting. This notice shall be sent at least ten but not more than sixty days before the date named for the meeting to each shareholder by United States mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation.

      Section 5. Record Date. In order to determine the shareholders entitled to notice of a shareholders' meeting, to vote, or to take any other action, the Board of Directors of the Corporation may fix a future date as the record date which may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If the Board of Directors shall fail to establish a record date, the record date shall be the date of giving of the notice of the meeting.

      Section 6. Waiver of Notice. A shareholder, either before or after a shareholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.


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      Section 7. Voting Rights. Subject to the provisions of the law of the
State of Mississippi, each holder of voting capital stock in this Corporation shall be entitled at each shareholders' meeting to one vote for every share of stock standing in his name on the books of the Corporation. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law or by the Articles of Incorporation.

      Section 8. Proxies. A shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. All proxies shall be filed with the records of the meeting. A proxy must be signed and dated in order to be valid. A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in the proxy.

      A proxy is revocable by the shareholder unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. An irrevocable proxy coupled with an interest is deemed revoked when the interest with which it is coupled is extinguished. If the name signed on the proxy corresponds to the name of the shareholder, the Corporation, if acting in good faith, is entitled to accept the proxy as the act of the shareholder. When the name signed on the proxy does not correspond to the name of the shareholder, the Corporation, if acting in good faith, is still entitled to accept the proxy as the act of the shareholder if:

      (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

      (b) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder;

      (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder;

      (d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or

      (e) the name signed purports to be that of at least one of the co-owners and the person appears to be acting on behalf of all co-owners.

The Corporation may request evidence, acceptable to the Corporation, that the person signing the proxy, in any capacity, has authority to sign the proxy on behalf of the shareholder. The Corporation, if acting in good faith, is entitled to reject a proxy if there is a reasonable basis for doubt about the validity of the signature or about the signatory's authority to sign on behalf of the shareholder.

      Section 9. Quorum. The presence, in person or by proxy, of the holders of at least a majority of the shares outstanding and entitled to vote shall constitute a quorum at a meeting of shareholders; at a duly organized meeting, shareholders present can continue to do business until adjournment even


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

though enough shareholders withdraw to leave less than a quorum. Except as otherwise provided by law, or by the Articles of Incorporation or any amendment thereto, a majority vote of those present in person or by proxy at a duly organized meeting shall decide any question brought before such meeting.

      Section 10. Adjournments. Any meeting of shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by adjournment at the meeting in which the adjournment is taken, shall not be necessary if the new date, time or place is announced at the meeting before adjournment. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

      Section 11. Informal Action by Shareholders. Any action that may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the shareholders entitled to vote on the action and shall be filed with the Secretary of the Corporation. This consent shall have the same effect as a unanimous vote at a shareholders' meeting.

                                   ARTICLE IV.

                             THE BOARD OF DIRECTORS

      Section 1. Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of not less than two (2) nor more than fifteen (15) as shall be elected each year at the annual meeting of shareholders by a majority of the votes cast by those shareholders present and voting, whether in person or by proxy. Provided, however, that the Board of Directors may, by majority vote, during the interim between annual meetings of shareholders, increase the number of directors by not more than two (2), but in no event shall the total number of directors exceed fifteen (15). In addition, a person must meet any and all requirements of the laws of the State of Mississippi, as now existing or hereinafter amended or enacted, to serve on the Board of Directors. At the annual meeting of shareholders, the shareholders shall, immediately following the determination by the Board of Directors of the number of directors to be elected, elect directors. The term of directors, unless the Board of Directors is divided into classes, shall be a term of one
(1) year or until a successor shall be elected and shall qualify. If the Board of Directors is divided into classes, the term of directors shall expire at the annual meeting of shareholders at which the term of the class to which they are elected expires. In the election of directors, shareholders shall be allowed to cumulate their votes.

      Section 2. Nominations. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than the candidates proposed by the Corporation's management) shall notify the Corporation in writing. Notification shall be mailed or delivered to the President of the Corporation, at the Corporation's principal place of business, not less than 20 days nor more than 50 days prior to any meeting of shareholders called for


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

the election of directors. All notifications shall contain the following information:

      (a)   name and address of proposed nominee;

      (b) principal occupation of proposed nominee for the past five (5) years;

      (c) Any related interest of such nominee including any company that such nominee serves as a principal shareholder, director, officer, agent or employee;

      (d) total number of shares that to the knowledge of the notifying shareholder will be voted for the proposed nominee;

      (e)   name and address of notifying shareholder; and

      (f) number of shares owned and held by proxy by the notifying shareholder.

      Nominations for director (other than nominations by the Corporation's management) not made in accordance with the provisions stated herein may be disregarded by the Chairman of the meeting and votes cast for each such nominees may be disregarded by the vote tellers. In the event the same person is nominated by more than one shareholder, the nomination shall be honored and all shares shall be counted if at least one nomination for that person complies with the provisions stated herein.

      Section 3. Vacancies. Vacancies on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall be filled by a majority of the remaining directors. Each director so elected shall serve until his successor is elected by the shareholders at the next annual meeting or at a special meeting earlier called for that purpose.

      Section 4. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attending meetings of the Board of Directors or committee meetings of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or committee meetings of the Board of Directors, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 5. Removal. At a meeting of shareholders called for that purpose, the entire Board of Directors or any individual director may be removed from office without cause by the vote of a majority of the shares entitled to vote at an election of directors. A director shall not be removed from office if a number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. At a meeting of the Board of Directors, any individual director may be removed from office for failure to qualify, as defined in Section 1 of this Article, by vote of a simple majority of the Board of Directors.


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

                                   ARTICLE V.

                              MEETINGS OF THE BOARD

      Section 1. Place of Meetings. The meetings of the Board of Directors may be held at the registered office of the Corporation or subject to Section 2 of
Article V of these by-laws, at any place within or without the State of Mississippi that a majority of the Board of Directors may from time to time by resolution appoint.

      Section 2. Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place that the Annual Meeting of Shareholders is held or the following day at the registered office, to elect officers and consider other business.

      Section 3. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, President or by one-half (1/2) of the members of the Board.

      Section 4. Notice of Meeting. Notice of the annual meetings of the Board of Directors need not be given. Written or telephonic notice of each regular or special meeting, setting forth the time and place of the meeting, shall be given to each director at least twenty-four (24) hours before the meeting. Written notice may be given either personally, or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each director appearing on the books of the Corporation. Telephonic notice shall be established by a written certification of the officer or employee of the Corporation making the call, listing the time of the call and the person receiving the call, together with the certificates of one witness to the call.

      Section 5. Waiver of Notice. A director may waive in writing notice of a regular or special meeting of the Board either before or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at or participation of a director at a meeting shall constitute waiver of notice of that meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting because the meeting has not been lawfully called or convened.

      Section 6. Quorum. At meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the Board.

      Section 7. Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

      Section 8. Informal Action. If all the directors severally or collectively consent in writing


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

to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be valid as though it had been authorized at a meeting of the Board.

      Section 9. Committees. The Board of Directors may appoint, from time to time, from its own members or officers of the Corporation, committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine.

                                   ARTICLE VI.

                         OFFICERS, AGENTS AND EMPLOYEES

      Section 1. Officers. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, Secretary and Treasurer. All officers of the Corporation shall serve at the pleasure of the Board of Directors unless the Board of Directors, by a duly adopted resolution, approves an employment contract for any such officer(s). Other officers, assistant officers, agents and employees that the Board of Directors from time to time may deem necessary may be elected by the Board or appointed in a manner prescribed by the Board.

      Two or more offices may be held by the same person. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these by-laws.

      Section 2. Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.

      Section 3. Salaries. The Board of Directors shall fix the salaries of the executive officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.

      Section 4. Removal of Officers and Agents. An officer or agent of the Corporation may be removed at any time with or without cause by a majority vote of the Board of Directors whenever in their judgment the best interest of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 5. Chairman of the Board: Powers and Duties. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. The Chairman of the Board or his designee shall supervise the carrying out of the policies adopted or approved by the Board of Directors and shall have several executive powers as well as any specific powers conferred by the By-Laws or Board of Directors.


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

      Section 6. President: Powers and Duties. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. The President shall preside at all meetings of the shareholders and Board of Directors, if the Chairman of the Board is not present, and discharge the duties of a presiding officer; shall present at each annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year; and shall perform whatever other duties the Board of Directors may from time to time prescribe.

      Section 7. Secretary: Powers and Duties. The Secretary shall attend all meetings of the directors and the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of these meetings. The Secretary shall keep or cause to be kept a true and complete record of all transactions of the Corporation. The Secretary shall be responsible for authenticating records of the Corporation. The Secretary shall keep the corporate seal of the Corporation and when directed by the Board of Directors, shall affix it to any instruments requiring it. The Secretary shall be custodian of the records, documents and papers of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.

      Section 8. Treasurer: Powers and Duties. The Treasurer shall have custody of corporate funds and securities. The Treasurer shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in a depository or depositories by the Board of Directors. The Treasurer shall disburse the funds of the Corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of the transactions of the Treasurer and of the financial condition of the Corporation.

      The Treasurer shall furnish a bond satisfactory to the Board of Directors, provided same is required by a resolution of the Board.

      Section 9. Other Officers. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors.

      Section 10. Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

                                  ARTICLE VII.

                    SHARE CERTIFICATES AND TRANSFER OF SHARES

      Section 1. Share Certificates. The share certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by the President and the Secretary, and shall be stamped with the corporate seal.


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      Section 2. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of the State of Mississippi, shall not be bound to recognize any equitable or other claim to or interest in the shares.

      Section 3. Transfer of Shares. Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation. Each share of stock issued by this Corporation shall be subject to terms and provisions of the By-Laws on file with the Secretary of this Corporation. The shares of stock issued by this Corporation may have the following legend typed thereon:
"Transfer is subject to terms and provisions of By-Laws on file with the Secretary of this Corporation."

      Section 4. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The Board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

                                  ARTICLE VIII.

                             SPECIAL CORPORATE ACTS

      Section 1. Execution of Written Instruments. Contracts, deeds, documents, and instruments shall be executed by the President or any other officers or official of the Corporation authorized by the Board of Directors so to do with or without the seal of the Corporation affixed and attested by the Secretary or an assistant secretary unless the Board of Directors shall in a particular situation designate another procedure for their execution. The provisions of this section are supplementary to any other provisions of these By-Laws.

      Section 2. Signing of Checks and Notes. Checks, notes, drafts, and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors.

      Section 3. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 4. Indemnification. The Corporation shall indemnify or reimburse any director, officer, employee or agent, or former director, officer, employee or agent of the Corporation, or any person who, while a director, officer, employee or agent of the Corporation, is or was serving at its request as a director, officer, partner, trustee, employee or agent of another foreign or domestic


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Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, for and against any and all claims and liabilities to which such person has or shall become subject to by reason of any action alleged to have been taken (at any time whatsoever), omitted or neglected by such person; and the Corporation shall reimburse each such person for all expenses, actually and reasonably incurred by the individual in connection with such claim, liability or the defense of any proceeding in which the individual is made a party because the individual is or was a director, officer, employee or agent; and shall make any other indemnification that shall be authorized by the Articles of Incorporation, by any by-laws or by resolution adopted by the stockholders after notice. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons may be entitled as a matter of law.

      The Board of Directors or shareholders of the Corporation may adopt a policy for the indemnification of directors, officers, employees and agents of the Corporation, as they from time to time see necessary or prudent in the best interest of the Corporation, so long as said policy is not inconsistent with Mississippi law or the provisions of this Article.

      The Corporation, upon the affirmative vote of at least a majority of the Board of Directors, may purchase and maintain insurance for the purpose of indemnifying its directors, officers, employees and agents against liability to the extent that such indemnification is allowed under Mississippi law. Such insurance may, but need not be for the benefit of all directors, officers, employees or agents.

      If any provision or a portion of any provision of this Section is determined by a court of competent jurisdiction to be contrary to, prohibited by, or deemed invalid under the applicable laws or regulations of any jurisdiction in which it is sought to be enforced, then such provision or portion of such provision shall be deemed inapplicable, but shall not invalidate the remaining provisions of this Article.

      Section 5. Records. The Articles of Incorporation, including any and all amendments thereto, the By-Laws, including any and all amendments thereto, and the proceedings of all meetings, including annual, regular and special meetings, of the Shareholders, Board of Directors and Committees of the Board of Directors, shall be recorded and filed in an appropriate minute book(s) provided for that purpose. All minutes of each and every meeting shall be signed by the Secretary of the Corporation or other officer appointed to act as Secretary of the meeting.

                                   ARTICLE IX.

                                   AMENDMENTS

      Section 1. By-Laws. A copy of the By-Laws, including all amendments thereto, shall at all times be kept in a convenient place at the registered office of the Corporation for inspection by any shareholder during regular business hours.


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      Section 2. Amendments. The power to amend or repeal these By-Laws, or to adopt a new code of By-Laws, is vested in the Board of Directors, a majority of those present voting on the question of the amendment, repeal or adoption of By-Laws being necessary to exercise that power.

      ACCEPTED AS OF THE 28th DAY OF MAY, 2004.

                                        ________________________________________
                                        Secretary


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